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                                                                  EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Media 100 Inc., relating to the 1992 Key Employee Incentive Plan, of our report dated November 3, 1999, with respect to the consolidated financial statements and schedule of Digital Origin, Inc. (not presented separately therein), included in the Media 100 Inc. Annual Report on Form 10K for the year ended November 30, 2000 filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP



San Jose, California
July 19, 2001